EXHIBIT 21.1.0

Subsidiaries of GrafTech International Ltd. as of March 1, 2006(b)

Name of Subsidiary	Jurisdiction of Incorporation	Ownership by GrafTech International Ltd.
GrafTech Finance Inc.	Delaware	100%
GrafTech Global Enterprises Inc.	Delaware	100%

Name of Subsidiary	Jurisdiction of Incorporation	Ownership by UCAR Global Enterprises Inc.
UCAR Carbon Company Inc.	Delaware	100%

Name of Subsidiary	Jurisdiction of Incorporation	Ownership by UCAR Carbon Company Inc
UCAR Inc.	Canada	100%
Advanced Energy Technology Inc.	Delaware	97.5%
UCAR International Trading Inc.	Delaware	100%
UCAR S.A.	Switzerland	100%
UCAR Holding GmbH	Austria	66.67%(c)
UCAR Carbon (Malaysia) Sdn. Bhd.(a)	Malaysia	100%
UCAR Carbon Technology LLC	Delaware	100%
Union Carbide Grafito, Inc.	New York	100%
Graphite Electrode Network LLC	Delaware	100%

Name of Subsidiary	Jurisdiction of Incorporation	Ownership by UCAR S.A.
UCAR Limited	United Kingdom	100%
UCAR Electrodos Iberica, S.L	Spain	99.9%(d)
UCAR Carbon Mexicana, S.A. de C.V	Mexico	99.92%(e)
GrafTech S.p.A	Italy	100%
UCAR Carbon S.A	Brazil	97.90%
UCAR Holding GmbH	Austria	33.33%(c)
UCAR Holdings S.A.S	France	100%
UCAR South Africa (Pty.) Ltd.	South Africa	100%

Name of Subsidiary	Jurisdiction of Incorporation	Ownership by UCAR Holding GmbH
UCAR Grafit OAO	Russia	99.68%
Name of Subsidiary	Jurisdiction of Incorporation	Ownership by UCAR Holdings S.A.S.
UCAR SNC	France	100%(f)
Carbone Savoie S.A.S.	France	70%

Name of Subsidiary	Jurisdiction of Incorporation	Ownership by UCAR Carbon S.A.
UCAR Produtos de Carbono S.A.	Brazil	99.98%

Name of Subsidiary	Jurisdiction of Incorporation	Ownership by Carbone Savoie S.A.S.
Carbone Savoie Brasil Holdings Brasil S.A. (a)	Brazil	97.95%

Name of Subsidiary	Jurisdiction of Incorporation	Ownership by Carbone Savoie Brasil S.A.
Carbone Savoie Brasil S.A.	Brazil	99.98%

(a)	In process of dissolution.
(b)	Directors Qualifying Shares of subsidiaries are deemed to be owned by their immediate parent entity.
(c)	66.67% owned by UCAR Carbon Company Inc. and 33.33% owned by UCAR S.A.
(d)	One share held by UCAR Carbon Company Inc.
(e)	0.05% (27,231 shares) owned by UCAR Carbon Company Inc., 1 share owned by a director of UCAR Carbon Mexicana, S.A. de C.V., in trust for UCAR S.A. and 99.92% (55,885,249 shares) owned by UCAR S.A.
(f)	One share held by UCAR S.A.